4484 Wilshire Boulevard Los Angeles, California 90010 (323) 937-1060 Fax (323) 857-7125

Press Release

FOR MORE INFORMATION, CONTACT:
Theodore Stalick, VP/CFO
(323) 937-1060
www.mercuryinsurance.com
For Release: November 3, 2008

Mercury General Corporation Announces Third Quarter Results

Los Angeles, California…Mercury General Corporation (NYSE: MCY) reported today for the third quarter of 2008:

Consolidated Highlights

	Three Months Ended				Nine Months Ended
	September 30,		Change		September 30,		Change
	2008	2007	$	%	2008	2007	$	%
(000's except per-share amounts and ratios)
Net premiums written (1)	$695,142	$758,849	$(63,707)	(8.4)	$2,108,585	$2,282,126	$(173,541)	(7.6)
Net income (loss) (2)	(140,539)	63,278	(203,817)	(322.1)	(73,774)	193,240	(267,014)	(138.2)
Net income (loss) per diluted share (2) (3)	(2.57)	1.15	(3.72)	(323.5)	(1.35)	3.52	(4.87)	(138.4)
Operating income (1) (2)	39,493	61,946	(22,453)	(36.2)	142,425	186,093	(43,668)	(23.5)
Operating income per diluted share (1) (2)	0.72	1.13	(0.41)	(36.3)	2.60	3.39	(0.79)	(23.3)
Adverse development on prior periods' loss reserves (4)	(16,000)	(2,000)	(14,000)	—	(46,000)	(16,000)	(30,000)	—
Combined ratio	102.0%	94.2%	—	7.8 pts	98.1%	94.2%	—	3.9 pts
Combined ratio-accident period basis (1)	99.7%	93.9%	—	5.8 pts	95.9%	93.5%	—	2.4 pts

(1)	These measures are not based on U.S. generally accepted accounting principles and are defined and reconciled to the most directly comparable GAAP measures in “Information Regarding Non-GAAP Measures.”
(2)	2008 amounts include a $17.5 million ($0.32 per share) tax refund (net of federal taxes) received from the California Franchise Tax Board.
(3)	The dilutive impact of incremental shares is excluded from loss positions in accordance with U.S. generally accepted accounting principles.
(4)	The amounts are rounded to the nearest million.

Net loss in the third quarter 2008 was $140.5 million ($2.57 per share) compared with net income of $63.3 million ($1.15 per share-diluted) for the same period in 2007. For the first nine months of 2008, net loss was $73.8 million ($1.35 per share) compared to net income of $193.2 million ($3.52 per share-diluted) for the same period in 2007. Included in net income (loss) are net realized investment losses, net of tax, of $180.0 million ($3.29 per share) in the third quarter of 2008 compared with net realized investment gains, net of tax, of $1.3 million ($0.02 per share-diluted) for the same period in 2007, and net realized investment losses, net of tax, of $216.2 million ($3.95 per share) for the first nine months of 2008 compared to net realized investment gains, net of tax, of $7.1 million ($0.13 per share-diluted) for the same period in 2007. Operating income was $39.5 million ($0.72 per share-diluted) for the third quarter of 2008, down 36.2% from the prior year quarter, and $142.4 million ($2.60 per share-diluted) for the first nine months of 2008, down 23.5% from the same period in 2007.

Net realized investment losses, net of tax, of $180.0 million in the third quarter of 2008 and net realized investment losses, net of tax, of $216.2 million for the first nine months of 2008 include losses, net of tax, of $165.1 million and $211.1 million, respectively, due to adoption of SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” for fixed maturity and equity securities on January 1, 2008. As a result of this adoption, changes in unrealized gains and losses for such securities that were previously recorded as changes to accumulated other comprehensive income on the balance sheet are now recorded as realized gains and losses on the income statement. The Company sustained a decline in municipal bond prices throughout the nine months of 2008 resulting from bond insurer credit downgrades, market liquidity problems, and wider credit spreads. Additionally, the price declines on corporate and equity holdings of the Company mirrored the sell-off in the overall market during the third quarter of 2008 as investors became more risk averse and global economic pessimism increased.

Company-wide net premiums written were $695.1 million in the third quarter 2008, an 8.4% decrease over the third quarter 2007 net premiums written of $758.8 million, and were approximately $2.1 billion for the first nine months of 2008, a 7.6% decrease over the same period in 2007. California net premiums written were $544.3 million in the third quarter of 2008, a decrease of 7.4% over the same period in 2007, and were approximately $1.7 billion for the first nine months of 2008, a 5.8% decrease over the same period in 2007. Non-California net premiums written were $150.8 million in the third quarter of 2008, an 11.9% decrease over the same period in 2007, and were $453.4 million for the first nine months of 2008, a decrease of 13.7% over the same period in 2007.

Net investment income of $38.1 million (after tax $33.4 million) in the third quarter of 2008 decreased by 2.9% over the same period in 2007. The after-tax yield on investment income was 3.9% on average assets of $3.4 billion (fixed maturities and equities at cost) for the quarter. This compares with an after-tax yield on investment income of 3.9% on average investments of $3.5 billion (fixed maturities and equities at cost) for the same period in 2007. Net investment income for the first nine months of 2008 was $116.4 million (after tax $102.2 million), a decrease of 4.7% over the same period in 2007. The after-tax yield on investment income was 3.9% on average assets of $3.5 billion for the first nine months of 2008, compared with an after-tax yield on investment income of 4.0% on average investments of $3.5 billion (fixed maturities and equities at cost) for the same period in 2007.

Total catastrophe losses, which resulted primarily from Hurricane Ike, were $6 million in the third quarter of 2008. There were no catastrophe losses recorded in the third quarter of 2007.

On July 1, 2008, the California Superior Court ruled in favor of Mercury General Corporation in a case filed against the California Franchise Tax Board (“FTB”) entitling the Company to a tax refund of $24.5 million, including interest. The time period for appeal of the decision has passed and the Company received the full amount on August 15, 2008. After providing for federal taxes, the Company recognized a net tax benefit of $17.5 million in the third quarter 2008, which is included in both operating income and net loss.

The Board of Directors declared a quarterly dividend of $0.58 per share, representing an 11.5% increase over the quarterly dividend amount paid in 2007. The dividend is to be paid on December 30, 2008 to shareholders of record on December 16, 2008. The Company’s book values per share were $30.95 and $34.02 at September 30, 2008 and December 31, 2007, respectively.

Mercury General Corporation and its subsidiaries are a multiple line insurance organization offering predominantly personal automobile and homeowners insurance through a network of independent producers in many states. For more information, visit the Company’s website at www.mercuryinsurance.com. The Company will be hosting a conference call and webcast today at 10:00 A.M. Pacific time where management will discuss results and address questions. The teleconference and webcast can be accessed by calling (877) 807-1888 (USA), (706) 679-3827 (International) or by visiting www.mercuryinsurance.com. A replay of the call will be available beginning at 1:30 P.M. Pacific time and running through November 10, 2008. The replay telephone numbers are (800) 642-1687 (USA) or (706) 645-9291 (International). The conference ID# is 68104532. The replay will also be available on the Company’s website shortly following the call.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained in this press release are forward-looking statements based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the demand for the Company’s insurance products, inflation and in general economic conditions, including the impact of the current liquidity crisis and economic weakness on the Company's market and investment portfolio; the accuracy and adequacy of the Company’s pricing methodologies; adverse weather conditions or natural disasters in the markets served by the Company; general market risks associated with the Company’s investment portfolio; uncertainties related to estimates, assumptions and projections generally; the possibility that actual loss experience may vary adversely from the actuarial estimates made to determine the Company’s loss reserves in general; the Company’s ability to obtain and the timing of regulatory approval for requested rate changes; legislation adverse to the automobile insurance industry or business generally that may be enacted in California or other states; the Company’s success in expanding its business in states outside of California; the Company’s ability to successfully complete its initiative to standardize its policies and procedures nationwide in all of its functional areas; the presence of competitors with greater financial resources and the impact of competitive pricing; changes in driving patterns and loss trends; acts of war and terrorist activities; court decisions and trends in litigation and health care and auto repair costs and marketing efforts; and various legal, regulatory and litigation risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see the Company’s filings with the Securities and Exchange Commission.

Information Regarding Non-GAAP Measures

The Company has presented information within this document containing operating measures which in management’s opinion provide investors with useful, industry specific information to help them evaluate, and perform meaningful comparisons of, the Company’s performance, but that may not be presented in accordance with U.S. generally accepted accounting principles (“GAAP”). These measures are not intended to replace, and should be read in conjunction with, the GAAP financial results.

Operating income is net income excluding realized investment gains and losses, net of tax. Net income is the GAAP measure that is most directly comparable to operating income. Operating income is meant as supplemental information and is not intended to replace net income. It should be read in conjunction with the GAAP financial results. The Company has reconciled operating income with the most directly comparable GAAP measure in the table below.

		Three Months Ended				Nine Months Ended
		September 30,				September 30,
	Total		Per diluted share		Total		Per diluted share
	2008	2007	2008	2007	2008	2007	2008	2007
(000's except per-share amounts)
Operating income	$39,493	$61,946	$0.72	$1.13	$142,425	$186,093	$2.60	$3.39
Net realized investment gains (losses), net of tax	(180,032)	1,332	(3.29)	0.02	(216,199)	7,147	(3.95)	0.13
Net income (loss)	(140,539)	63,278	(2.57)	1.15	(73,774)	193,240	(1.35)	3.52

Net premiums written represents the premiums charged on policies issued during a fiscal period. Net premiums earned, the most directly comparable GAAP measure, represents the portion of premiums written that is recognized as income in the financial statements for the periods presented and earned on a pro-rata basis over the term of the policies. Net premiums written is meant as supplemental information and is not intended to replace net premiums earned. It should be read in conjunction with the GAAP financial results. The Company has reconciled net premiums written with the most directly comparable GAAP measure in the supplemental schedule entitled, “Summary of Operating Results.”

Paid losses and loss adjustment expenses is the portion of incurred losses and loss adjustment expenses, the most directly comparable GAAP measure, excluding the effects of changes in the loss reserve accounts. Paid losses and loss adjustment expenses is meant as supplemental information and is not intended to replace incurred losses and loss adjustment expenses. It should be read in conjunction with the GAAP financial results. The Company has reconciled paid losses and loss adjustment expenses with the most directly comparable GAAP measure in the supplemental schedule entitled, “Summary of Operating Results.”

Combined ratio-accident period basis is computed as the difference between two GAAP operating ratios: the combined ratio and the effect of prior accident periods’ loss development. The most directly comparable GAAP measure is the combined ratio. The Company believes that this ratio is useful to investors and it is used by management to reveal the trends in the Company’s business that may be obscured by development on prior accident periods’ loss reserves. Combined ratio-accident period basis is meant as supplemental information and is not intended to replace combined ratio. It should be read in conjunction with the GAAP financial results. The Company has reconciled combined ratio-accident period basis with the most directly comparable GAAP measure in the table below.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Combined ratio-accident period basis	99.7%	93.9%	95.9%	93.5%
Effect of prior periods' loss development	2.3%	0.3%	2.2%	0.7%
Combined ratio	102.0%	94.2%	98.1%	94.2%

Mercury General Corporation and Subsidiaries
Summary of Operating Results
(000's except per-share amounts and ratios)
(unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Net premiums written	$695,142	$758,849	$2,108,585	$2,282,126
Net premiums earned	696,605	748,798	2,128,725	2,258,626
Paid losses and loss adjustment expenses	483,141	491,896	1,539,395	1,503,263
Incurred losses and loss adjustment expenses	511,806	497,791	1,484,824	1,511,928
Net investment income	38,086	39,216	116,380	122,156
Net realized investment gains (losses), net of tax	(180,032)	1,332	(216,199)	7,147
Net income (loss)	$(140,539)	$63,278	$(73,774)	$193,240

Basic average shares outstanding	54,748	54,720	54,737	54,697

Diluted average shares outstanding	55,062	54,851	54,926	54,830

Basic Per Share Data
Net income (loss)	$(2.57)	$1.16	$(1.35)	$3.53

Net realized investment gains (losses), net of tax	$(3.29)	$0.02	$(3.95)	$0.13

Diluted Per Share Data (a)
Net income (loss)	$(2.57)	$1.15	$(1.35)	$3.52

Net realized investment gains (losses), net of tax	$(3.29)	$0.02	$(3.95)	$0.13

Operating Ratios-GAAP (b) Basis
Loss ratio	73.5%	66.5%	69.7%	66.9%
Expense ratio	28.5%	27.7%	28.4%	27.3%
Combined ratio	102.0%	94.2%	98.1%	94.2%

Reconciliations of Operating Measures to Comparable GAAP (b) Measures

Net premiums written	$695,142	$758,849	$2,108,585	$2,282,126
Decrease (increase) in unearned premiums	1,463	(10,051)	20,140	(23,500)
Net premiums earned	$696,605	$748,798	$2,128,725	$2,258,626

Paid losses and loss adjustment expenses	$483,141	$491,896	$1,539,395	$1,503,263
Increase (decrease) in net loss and loss adjustment expense reserves	28,665	5,895	(54,571)	8,665
Incurred losses and loss adjustment expenses	$511,806	$497,791	$1,484,824	$1,511,928

(a)	The dilutive impact of incremental shares is excluded from loss positions in accordance with U.S. generally accepted accounting principles.
(b)	U.S. generally accepted accounting principles

Mercury General Corporation and Subsidiaries
Other Supplemental Information
(000's except ratios)
(unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
California Operations (1)
Net Premiums Written	$544,315	$587,708	$1,655,173	$1,756,594
Net Premiums Earned	546,181	579,876	1,669,137	1,731,219

Loss Ratio	70.3%	64.1%	67.4%	64.5%
Expense Ratio	27.4%	26.9%	27.1%	26.3%
Combined Ratio	97.7%	91.0%	94.5%	90.8%

Loss Ratio-Accident Period Basis (3)	68.6%	63.5%	65.4%	63.4%

Non-California Operations (2)
Net Premiums Written	$150,827	$171,141	$453,412	$525,532
Net Premiums Earned	150,424	168,922	459,588	527,407

Loss Ratio	85.1%	74.8%	78.3%	75.0%
Expense Ratio	32.6%	30.7%	33.2%	30.6%
Combined Ratio	117.7%	105.5%	111.5%	105.6%

Loss Ratio-Accident Period Basis (3)	80.4%	75.4%	75.7%	75.6%

	At September 30,
Policies-in-Force (000's)	2008	2007

California Personal Auto	1,074	1,130
California Commercial Auto	17	19
Non-California Personal Auto	267	297
California Homeowners	271	268
Florida Homeowners	11	13

Notes:
All ratios are calculated on GAAP basis except Loss Ratio-Accident Period Basis.
(1)	Includes homeowners, auto, commercial property and other immaterial California business lines
(2)	Includes all states except California
(3)
Ratio for three months excludes development on June 30, 2008 and prior loss reserves and June 30, 2007 and prior loss reserves for 2008 and 2007, respectively; ratio for nine months excludes development on 2007 and prior loss reserves and 2006 and prior loss reserves for 2008 and 2007, respectively.

Mercury General Corporation and Subsidiaries
Condensed Balance Sheets and Other Information
(000's except per-share amounts)
(unaudited)

	September 30, 2008	December 31, 2007

Investments:
Fixed maturities available for sale, at fair value (amortized cost $2,860,455)	$-	$2,887,760
Fixed maturities trading, at fair value (amortized cost $2,766,072)	2,601,669	-
Equity securities available for sale, at fair value (cost $317,869)	-	413,123
Equity securities trading, at fair value (cost $402,047; $13,126)	366,738	15,114
Short-term investments, at fair value (amortized cost $252,860; $272,678)	249,516	272,678
Total investments	3,217,923	3,588,675
Net receivables	359,187	367,686
Deferred policy acquisition costs	205,768	209,805
Other assets	367,372	248,330
Total assets	$4,150,250	$4,414,496

Losses and loss adjustment expenses	$1,049,241	$1,103,915
Unearned premiums	918,141	938,370
Notes payable	154,956	138,562
Other liabilities	333,140	371,651
Shareholders' equity	1,694,772	1,861,998
Total liabilities and shareholders' equity	$4,150,250	$4,414,496

Common stock-shares outstanding	54,760	54,730
Book value per share	$30.95	$34.02
Statutory surplus	$1.6 billion	$1.7 billion
Premiums written to surplus ratio	1.74	1.73
Debt to total capital ratio	8.4%	6.9%
Portfolio duration	6.5 years	4.4 years